EMPLOYMENT AGREEMENT


   THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of January 1, 1996, by and between Superior Services, Inc, a Wisconsin corporation (the "Company"), and G. W. "Bill" Dietrich (sometimes referred to herein as the "Employee" or the "Executive").

                                    RECITALS:

   The Company recognizes that the efforts of its officers and key management employees have contributed and will continue to contribute to the growth and success of the Company.

   The Company believes that, in the Company's best interest, it is essential that its officers and key management employees, including the Employee, be retained and that the Company be in a position to rely on their ongoing dedication and commitment to render services to the Company.

   The Company wishes to take steps to assure that the Company will continue to have the Employee's services available to the Company by entering into an agreement with the Employee concerning his employment by the Company.

   In consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree with each other as follows:

   1.   EMPLOYMENT

        A. The Company hereby employs the Employee and the Employee hereby accepts employment as the Company's President and Chief Executive Officer on the terms and conditions hereinafter set forth. The Employee shall perform such duties, and have such powers, authority, functions, and responsibilities as may be assigned to him by the Company's Board of Directors which are not (except with the Employee's consent) inconsistent with or which interfere with or detract from those vested in or being performed by the Employee for the Company.

        B. The Employee shall devote his full time and effort to the performance of his services to the Company. The Employee shall not, during the term of his employment under this Agreement, be engaged in any other activities if such activities interfere materially with the Employee's duties, authority, and responsibilities for the Company, except for those other activities as shall hereafter be carried on with the Company's consent.

   2.   TERM

        A. Subject only to the provisions of Section 4 of this Agreement, the term of the Employee's employment under this Agreement shall be for an initial term of three (3) years. This Agreement shall be automatically renewed for additional three (3) year terms at the end of each year (or any renewal term thereafter), unless either party delivers notice of termination 30 days prior to the end of such initial term (or any renewal term thereafter).
   3.   COMPENSATION

        For all services rendered by the Employee under this Agreement, the Company agrees to compensate the Employee for each compensation year (January 1 through December 31) during the term hereof, as follows:

        A. Base Salary; Annual Bonuses. A base salary shall be payable to the Employee by the Company as a guaranteed annual amount under this Agreement equal initially to One Hundred Eighty Two Thousand Dollars ($182,000) for each compensation year (as the same may be adjusted as provided herein, the "Base Salary"), which shall be payable in intervals consistent with the Company's normal payroll schedules (but in no event less frequently than semi-monthly). The Base Salary shall be subject to being increased in the sole discretion of the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") but only in such form and to such extent as the Compensation Committee may from time to time approve. The official action of the Compensation Committee increasing the Base Salary payable to the Employee shall modify the amount of Base Salary stated in this Section 3(A). The Base Salary, as in effect from time to time, may not be reduced without the written consent of the Employee.

        In addition to the Base Salary, the Company shall pay Employee, upon achievement of the criteria and targets described below, an annual cash bonus or other incentive cash compensation of an amount to be determined by the Compensation Committee, which amount shall be not less than one hundred percent (100%) of the Base Salary for fiscal 1996, together with grants of incentive stock options to purchase shares of the Company's Common Stock, at a price equal to the fair market value on the date of grant. The Employee shall be eligible to receive such annual cash bonus and any stock option grant upon achievement of the criteria and targets established by the Company for the Employee's 1996 incentive compensation, adjusted annually to reflect the Company's budgeted and targeted financial performance. The number of options which Employee shall be eligible to receive upon achievement of the performance criteria established by the Compensation Committee from time to time may be adjusted by the Compensation Committee each year during the term of this Agreement, but shall not be less than forty thousand (40,000) for any year. The Company shall not be obligated to increase the number of options which Employee shall be entitled to receive each year.

        B. Fringe Benefits. The Employee shall have the right to participate in the other fringe benefit plans generally provided by the Company to its full-time employees; subject to the Employee's qualification for participation in such benefit plans pursuant to the terms and conditions under which such benefit plans are offered. Specifically, but without limiting the benefits and compensation the Employee may be eligible to receive from the Company, the Employee shall be entitled to the following:

             (i) The Employee shall be entitled to participate in the Company's pension, group life, medical, and other insurance, thrift, savings, deferred compensation an automobile allowance (in no event less than $500 per month), and all other Company employee benefit plans, fringe benefits and allowances, as may from time to time be made available to the Company's full-time employees. The Company shall use its reasonable best efforts to maintain a life insurance policy on the life of the Employee for beneficiaries to be named by the Employee in an amount equal to at least two times the Base Salary of Employee. The Company shall also use its reasonable best efforts to make available to the Employee the opportunity to purchase additional life insurance coverage equal to two times the Base Salary of Employee.

             (ii) The Employee may incur reasonable business expenses while on Company business, including expenses for hotels, meals, air travel, telephone, gasoline, and similar items. The Company shall either pay such reasonable expenses directly or promptly reimburse Employee for such reasonable out-of-pocket expenses incurred by the Employee upon presentation of receipts and an itemized accounting of the expenses for which such reimbursement is sought and any other documentation necessary to comply with applicable Internal Revenue Service rules and regulations.

             (iii) The Employee shall be entitled to four (4) weeks of paid vacation during each twelve-month period of his employment hereunder plus two (2) "personal days", to be scheduled for times mutually acceptable to the Employee and the Company and otherwise in accordance with policies established by the Company.

             (iv) The Company shall maintain short term disability insurance coverage which would pay disability benefits to the Employee equal to no less than two-thirds (2/3) of the Employee's Base Salary (not to exceed $2,500 per week) for a period of thirteen (13) weeks.

             (v) The Company shall maintain long term disability insurance coverage which would pay disability benefits to the Employee equal to no less than two-thirds (2/3) of the Employee's Base Salary (not to exceed $10,000 per month) commencing one week after the final short-term disability payment described in paragraph 2B(iv).

   4.   TERMINATION

        A. Termination By The Company. The employment of the Employee under this Agreement, while the Employee is on active status, may be terminated at any time by the Company, acting through its Board of Directors (and not a committee thereof),

             (i) for cause in the event of the Employee's willful failure to perform, or gross negligence in the performance of, his duties and obligations under this Agreement (except by reason of incapacity due to disability) if he shall have either failed to remedy such alleged breach within thirty (30) days from his receipt of written notice either from the Secretary of the Company or the Board of Directors, demanding that he remedy such alleged breach, and provided further that the Employee thereafter shall have received a certified copy of a resolution of the Board of Directors of the Company adopted by the affirmative vote of a majority of the entire membership of the Board of Directors (excluding for all such purposes, including determination of the entire membership, the Employee if he is then serving on the Board) at a meeting at which the Employee was given an opportunity to be heard finding that the Employee was guilty of conduct set forth in this paragraph, and specifying the particulars thereof in detail,

             (ii) upon a determination that the Employee (A) has engaged in willful fraud or defalcation involving material funds or other assets of the Company, or (B) has been convicted of, or has pled nolo contendere to, a felony or other crime involving moral turpitude,

             (iii) for any reason in its sole discretion upon written notice to the Employee effective on the date that is three (3) years after the date on which such notice is received by the Employee or

             (iv) upon termination of the initial three (3) year term or any renewal term if the Company has delivered notice to the Employee at least thirty (30) days prior to such date.

        B. Termination Payment. In the event of termination of the Employee's employment under this Agreement by the Company under either
   Section 4(A)(i) or (ii), the Employee shall only be entitled to receive the monthly installment of his Base Salary being paid at the time of such termination. If this Agreement is terminated pursuant to Section 4(A)(iii) or 4(A)(iv), the Company shall be obligated to pay to the Employee a severance payment equal to three (3) years of the Employee's Base Salary, together with an amount equal to the Employee's annual bonus for the year preceding the year of such termination prorated to the time of termination, which severance payment shall be payable in a lump sum payment within fifteen (15) days of the termination of the Employee's employment. In addition, the Employee shall be allowed to continue to participate in the Company's medical and dental plans for that period of time following termination of employment pursuant to Section 4(A)(iii) or
   (iv) the Employee is entitled to continue participation under applicable state and federal laws, at the same level of benefits and cost to the Employee as was in effect while he was actively employed.

        C. Termination By Employee. Employee shall have the right at any time during his employment, by giving written notice to the Secretary of the Company, to terminate the Employee's employment under this Agreement effective ninety (90) days after the date on which such notice is given by the Employee. In the event the Employee shall make such election under this Section 4(C), the Employee shall, in addition to all other reimbursements, payments, or other allowances required to be paid under this Agreement or under any other plan, agreement, or policy which survives the termination of this Agreement, be entitled to be paid, the Base Salary payable during such ninety (90) day period after the giving of such notice. Thereupon, this Agreement shall terminate and Employee shall have no further rights under or be entitled to any other benefits of this Agreement, provided that the provisions of Section 5 shall survive such termination.

        D    Death.  In the event of the Employee's death during the term of his employment hereunder, the Company shall pay to the Employee's surviving spouse or to the executor or administrator of the Employee's estate (if his spouse shall not survive him) an amount equal to the installments of his Base Salary then payable pursuant to Section 3(A), solely for the month in which he dies. Except for such payment, all other payments and obligations of the Company shall cease upon the Employee's death.

        E. Disability. In the event because of physical or mental illness or personal injury the Employee shall become permanently disabled (as defined in the long-term disability insurance policy maintained by the Company for the benefit of the Employee) the Company may elect to terminate the Employee's employment under this Agreement on a date which is not less than one hundred eighty (180) days after the date on which written notice of such termination is received by the Employee in which event the Company shall continue to pay to the Employee the Base Salary payable during such 180 day period reduced, in any case however, by the amount of any payments made to such Employee under the coverage then afforded to the Employee by the Company's disability benefit plan in effect at the time such disability determination is made. The Employee shall, during such disability and until the effective date of the termination of this Agreement and of payments hereunder by the Company to the Employee, be allowed to continue to participate in the Company's health insurance plan to the extent permitted by the then-current terms of the applicable benefit plans, at the same level of benefits and cost to the Employee as was in effect while he was actively employed.

        F. Effect of KEESA. This Agreement shall be subject in all respects to the provisions of the Key Executive Employment and Severance Agreement dated as of August 15, 1995, between the Company and the Employee (the "KEESA"). This Agreement (other than Section 5) shall terminate upon a Change In Control as defined in the KEESA. In such event, the Employee shall have no further rights under or be entitled to any other benefits of this Agreement, other than compensation or benefits accrued through the date of termination of this Agreement, provided that the Employee shall continue to be bound by the provisions of Section 5.

   5.   CONFIDENTIALITY OBLIGATIONS OF THE EXECUTIVE; NONCOMPETITION

        A. During and following the Executive's employment by the Company, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company, except to the extent authorized in writing by the Board of Directors of the Company or required by any court or administrative agency (provided the Company it given prompt notice of any such requirement and the Executive shall cooperate with the Company in any effort to obtain relief from such request or to obtain confidential treatment by such court or administrative agency), other than to an employee of the Company or a person to whom disclosure is necessary, appropriate, and in the best interest of the Company in connection with the performance by the Executive of duties as an executive of the Company. Confidential information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by the Company. All records, files, documents, and materials, or copies thereof, relating to the business of the Company which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company and shall be promptly returned to the Company upon termination of employment with the Company.

        B. The Executive agrees that, for a period of three (3) years after the termination date of the Executive's employment under this Agreement the Employee shall not, within a one hundred (100) mile radius of any office, landfill, or facility of the Company, except as permitted by the Company's prior written consent (as evidenced by a vote of the majority of the Board of Directors after full disclosure of the proposed activities by the Employee) participate in, directly or indirectly, along or as partner, contractor or stockholder of any company or business organization, any business activity which is related to the business in which the Company is engaged, or which it proposes to engage in at the time of termination of employment. The ownership of less than one percent of securities of any corporation listed on a national securities exchange or regularly traded over the counter even though such corporation may be a competitor of the Company as specified above, shall not be deemed as constituting a financial interest in such competitor.

   6.   ASSIGNMENT; SUCCESSORS

   This Agreement shall not be assignable, or the duties delegatable, by the Employee or the Company. This Agreement and all rights of the Employee shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, heirs, and beneficiaries.

   7.   SEVERABILITY

   The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

   8.   AMENDMENT

   This Agreement may not be amended or modified at any time except by written instrument executed by the Company and the Employee.

   9.   WITHHOLDING

   The Company shall be entitled to withhold from amounts to be paid to the Employee hereunder any federal, state, or local withholding or other taxes or charges which it is from time to time required to withhold; provided, that the amount so withheld shall not exceed the minimum amount required to be withheld by law in light of the circumstances. The Company shall be entitled to rely on an opinion of tax counsel if any question as to the amount or requirement of any such withholding shall arise.

   10.  CERTAIN RULES OF CONSTRUCTION

   No draft of this Agreement shall be taken into account in construing this Agreement. Any provision of this Agreement which requires an agreement in writing shall be deemed to require that the writing in question be signed by the Employee and an authorized representative of the Company (other than the Employee).

   11.  GOVERNING LAW; RESOLUTION OF DISPUTES

   This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin. Any dispute arising out of this Agreement shall, at the Employee's or the Company's election, be determined by arbitration under the rules of the American Arbitration Association then in effect or by litigation. Whether the dispute is to be settled by arbitration or litigation, the venue for the arbitration or litigation shall be Milwaukee, Wisconsin. The parties consent to personal jurisdiction in each trial court in the selected venue having subject matter jurisdiction notwithstanding their residence or situs, and each party irrevocably consents to service of process in the manner provided hereunder for the giving of notices.

   12.  NOTICE

   Notices given pursuant to this Agreement shall be in writing and shall be deemed given when actually received by the Employee or actually received by the Company's Secretary or any executive officer of the Company other than the Employee. If mailed, such notices shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to Superior Services, Inc.,
   Attention: Secretary, 10150 West National Avenue, Suite 350, West Allis, Wisconsin 53227, or if to the Employee , at the address set forth below the Employee's signature to this Agreement, or to such other address as the party to be notified shall have theretofore given to the other party in writing. Copies of all notices sent to the Company shall be mailed to the attention of the Compensation Committee of the Board of Directors (same address).

   13.  NO WAIVER

   No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

   14.  HEADINGS

   The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

   EMPLOYEE                      SUPERIOR SERVICES, INC.

   _____________________________ ____________________________________
   G. W. "Bill" Dietrich         Joseph P. Tate
   President and Chief           Chairman
    Executive Officer
   Address:

   ____________________________________
   ____________________________________


   Approved by the Compensation Committee of the Board of Directors:

   By:  ______________________________
        Francis J. Podvin, Chairman